                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of La-Z-Boy Incorporated of our report dated May 20, 1999, except for Note 13, which is as of November 11, 1999, relating to the consolidated financial statements of La-Z-Boy Incorporated which appears in such Registration Statement. We also consent to the use of our report dated May 20, 1999 on the financial statement schedule in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Toledo, Ohio

December 22, 1999